MGN Technologies, Inc. Announces Key Wireless Partners For Launch of Mobile Games

KIRKLAND, WA -- MGN Technologies, Inc. (OTC BB:MGNLF.OB) doing business as Mobile Gaming Now (the “Company”) has announced working relationships with key strategic mobile partners for the launch of the Company’s mobile casino games in 2006.

Mobile Gaming Now is utilizing Tira Wireless, the premier provider of advanced technology for mobile content deployment, for testing and porting of its games.  Also, the Company is working with m-Qube, a leading mobile channel enabler, to develop and create key mobile carrier relationships.  Mobile Gaming Now has tapped Bango for it’s global m-commerce needs.

Tira Wireless is the premier provider of advanced technology for mobile content deployment. Tira Wireless enables Mobile Gaming Now to quickly and cost effectively bring quality mobile content to market. Using Tira’s testing and porting service, the Company’s games will be tested, ported and made carrier-ready.  “Tira has a phenomal system that makes mobile game development a much easier and cost-effective process,” said Mark Jensen, CEO of Mobile Gaming Now.  “We’re able to support our games for a variety of carriers with the confidence the games will perform well,” Jensen said. Tira's customers include Disney Mobile, Warner Bros., Sony Pictures Mobile, THQ Wireless, T-Mobile, and TELUS Mobility. For more information visit www.tirawireless.com.

m-Qube is a North American mobile content aggregator who has liased with carriers to create mobile storefronts for clients like MTV and Madonna. m-Qube's end-to-end technology platform, carrier relationships, and value-added services empowers consumer facing companies like Mobile Gaming Now to take advantage of wireless as a content delivery, marketing, and communications channel. “m-Qube will be representing us to the carriers and creating significant opportunities for our Company in the North American mobile space,” said Jensen. The Company has more than two-dozen strategic wireless partners including Verizon Wireless, Cingular Wireless, Sprint PCS, T-Mobile USA, Nextel Communications, ALLTEL, US Cellular, Boost Mobile, Cincinnati Bell Wireless, Rogers Wireless, Bell Mobility, Telus Mobility, NorthernTel, SaskTel, and Aliant Mobility. For more information, visit www.m-Qube.com.

Bango has developed a globally accessible, cross-operator platform that would make mobile internet content easily accessible to everyone with a phone. The platform collects micro-payments from users using the best available billing methods, identifies users, and applies mobile operator content controls so that content providers don’t have to worry about how to meet operator requirements.  “With Bango, we can sell our game in more than 100 countries around the world,” said Jensen. Bango customers include major players such as News International, Sony BMG, Maxim magazine, and EMI Music.  The Bango Service has enabled more than 7,000 content providers to deliver their services to over 22 million users that might otherwise never have been able to do so.  For more information visit www.bango.com.

About Mobile Gaming Now

Mobile Gaming Now is a gaming software developer and marketer focusing on the casino gaming market.  With offices in Kirkland, Washington and Vancouver, British Columbia the Company operates its own gaming sites as well as licenses its gaming platform to strategic partners.  Players can play for free, play for prizes, or play for money.  The Company developed the first multiplayer Texas Holdem’ game for free or money with integrated PC and mobile game play.

Notice Regarding Forward Looking Statements

This news release contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States securities Exchange Act of 1934, as amended.  Statements in this press release, which are not purely historical, are forward looking statements and include any statements regarding beliefs, plans, expectations and/or claim, as applicable, that: (i) MGN will bring quality mobile content to market quickly and cost effectively using Tira Wireless; (ii) using Tira’s testing and porting service will make MGN’s games made carrier-ready; (iii) MGN will take advantage of wireless as a content delivery, marketing, and communications channel through m-Qube’s end-to-end technology platform, carrier relationships, and value added services; (iv) m-Qube will be representing MGN to the carriers and creating significant opportunities for our Company in the North American mobile space; and (v) the Company can sell our game in more than 100 countries around the world.

Actual results could differ from those projected in any forward-looking statements due to numerous factors.  Such factors include, among others: (i) the risk that current or future licensees of the Company’s products are restricted by laws or regulations concerning gaming or related activities; (ii) the inability of the Company to license its products to licensees as a result of disputes over terms; (iii) the inability of the Company to keep pace with technological advancements in the mobile entertainment industry; (iv) the Company’s software not operating as expected; (v) the Company suffering technological problems that the Company cannot economically repair; (vi) the Company not being able to retain key employees; (vii) competitors providing better or cheaper products; (viii) markets for the Company’s products not developing as expected; (ix) the Company’s inability to finance its operations or growth.  These forward-looking statements are made as of the date of this news release, and the Company assumes no obligations to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.  Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate.  Investors should consider all of the information set forth herein and should also refer to risk factors disclosed in the Company’s periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.

For more information, please contact MGN Technologies, Inc. at 604-602-9596 or toll free at 1-888-602-9596 to discuss the information contained in this news release.

Source: MGN Technologies, Inc.